July 2023

Pricing Supplement No. 9,639

Registration Statement Nos. 333-250103; 333-250103-01

Dated July 19, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the price of West Texas Intermediate light sweet crude oil futures contracts, which we refer to as the underlying commodity, has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying commodity, subject to the maximum payment at maturity. If the underlying commodity has remained unchanged or depreciated in value but the final commodity price is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying commodity has depreciated in value by more than 40% so that the final commodity price is less than the trigger level, investors will lose a significant portion or all of their initial investment, resulting in a 1% loss for every 1% decline in the price of the underlying commodity over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. The securities are for investors who seek a West Texas Intermediate light sweet crude oil futures contract-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the upside leverage feature and the limited protection against loss that applies only if the final commodity price is greater than or equal to the trigger level. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Aggregate principal amount:	$1,289,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 19, 2023
Original issue date:	July 24, 2023 (3 business days after the pricing date)
Maturity date:	July 24, 2025
Underlying commodity:	West Texas Intermediate light sweet crude oil futures contracts (“WTI crude oil”)
Payment at maturity per security:

If the final commodity price is greater than the initial commodity price:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final commodity price is less than or equal to the initial commodity price but is greater than or equal to the trigger level:

$1,000

If the final commodity price is less than the trigger level:

$1,000 x commodity performance factor

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 per security, and will represent a loss of at least 40%, and possibly all, of your investment

Leveraged upside payment:	$1,000 × commodity percent increase × leverage factor
Leverage factor:	300%
Maximum payment at maturity:	$1,800 per security (180% of the stated principal amount)
Commodity percent increase:	(final commodity price – initial commodity price) / initial commodity price
Commodity performance factor:	final commodity price / initial commodity price
Trigger level:	$45.21, which is 60% of the initial commodity price.
Initial commodity price:	$75.35, which is the commodity price on the pricing date.
Final commodity price:	The commodity price on the valuation date, subject to adjustment for non-trading days and certain market disruption events.
Valuation date:	July 21, 2025, subject to postponement for non-trading days and certain market disruption events
Commodity price:	For any trading day, the official settlement price per barrel of WTI crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Relevant exchange:	The NYMEX Division, or its successor, of the New York Mercantile Exchange, Inc. (the “NYMEX Division”)
CUSIP / ISIN:	61774FCJ9 / US61774FCJ93
No listing:	The securities will not be listed on any securities exchange.
Estimated value on the pricing date:	$958.70 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$17.50	$982.50
Total	$1,289,000	$22,557.50	$1,266,442.50
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 15.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement for PLUS dated November 16, 2020       Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

Investment Summary

Accelerated Return Securities

Principal at Risk Securities

The Accelerated Return Securities due July 24, 2025 Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts (the “securities”) can be used:

▪	To gain access to the performance of West Texas Intermediate light sweet crude oil futures contracts and provide a measure of diversification of underlying asset class exposure, subject to our credit risk

▪	As an alternative to direct exposure to the underlying commodity that enhances returns for a certain range of positive performance of the price of the underlying commodity, subject to the maximum payment at maturity

▪	To enhance returns and potentially outperform the underlying commodity in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the underlying commodity as a direct investment while using fewer dollars by taking advantage of the leverage factor

▪	To provide limited protection against a loss of principal in the event of a decline of the underlying commodity as of the valuation date but only if the final commodity price is greater than or equal to the trigger level

The securities are exposed on a 1:1 basis to the negative performance of the underlying commodity if the final commodity price is less than the trigger level.

Maturity:	2 years
Leverage factor:	300% (applicable only if the final commodity price is greater than the initial commodity price)
Maximum payment at maturity:	$1,800 per security (180% of the stated principal amount)
Trigger level:	60% of the initial commodity price
Minimum payment at maturity:	None. You could lose your entire initial investment in the securities.
Interest:	None
No Listing:	The securities will not be listed on any securities exchange.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $958.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying commodity. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity, instruments based on the underlying commodity, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the leverage factor, the maximum payment at maturity and the trigger level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying commodity, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2023	Page 2

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged exposure to positive performance of the underlying commodity, subject to the maximum payment at maturity. In exchange for the upside leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, investors will receive an amount in cash based upon the commodity price on the valuation date. If the underlying commodity has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying commodity, subject to the maximum payment at maturity. If the underlying commodity has remained unchanged or depreciated in value but the final commodity price is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying commodity has depreciated in value by more than 40%, investors will be negatively exposed to the full amount of the percentage decline in the underlying commodity and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The securities are unsecured obligations of ours, and all payments on the securities are subject to our credit risk. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

Leveraged Upside Performance Up to a Cap	The securities offer investors an opportunity to capture enhanced returns for positive performance relative to a direct investment in the underlying commodity, subject to the maximum payment at maturity.
Trigger Feature	At maturity, even if the underlying commodity has declined over the term of the securities, you will receive your stated principal amount but only if the final commodity price is greater than or equal to the trigger level of 60% of the initial commodity price.
Upside Scenario	The final commodity price is greater than the initial commodity price and, at maturity, the securities redeem for the stated principal amount of $1,000 per security plus 300% of the increase in the price of the underlying commodity, subject to the maximum payment at maturity of $1,800 per security (180% of the stated principal amount). For example, if the final commodity price is 10% greater than the initial commodity price, the securities will provide a total return of 30% at maturity.
Par Scenario	The final commodity price is less than or equal to the initial commodity price but is greater than or equal to the trigger level, which is 60% of the initial commodity price. In this case, you receive the stated principal amount of $1,000 at maturity even though the underlying commodity has depreciated.
Downside Scenario	The final commodity price is less than the trigger level. In this case, the securities redeem for at least 40% less than the stated principal amount and this decrease will be by an amount proportionate to the full decline in the price of the underlying commodity as of the valuation date. Under these circumstances, the payment at maturity will be less than $600 per security. For example, if the final commodity price is 45% less than the initial commodity price, the securities will be redeemed at maturity for a loss of 45% of principal at $550, or 55% of the stated principal amount. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.
July 2023	Page 3

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Leverage factor:	300%
Trigger level:	60% of the initial commodity price
Minimum payment at maturity:	None. You could lose your entire initial investment in the securities
Maximum payment at maturity:	$1,800 per security (180% of the stated principal amount)

Securities Payoff Diagram

See the next page for a description of how the securities work.

July 2023	Page 4

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

How it works

▪	Upside Scenario: If the final commodity price is greater than the initial commodity price, investors would receive the $1,000 stated principal amount plus 300% of the appreciation of the underlying commodity over the term of the securities, subject to the maximum payment at maturity. Under the terms of the securities, an investor will realize the maximum payment at maturity of $1,800 per security (180% of the stated principal amount) at a final commodity price of 126.667% of the initial commodity price.

▪	If the underlying commodity appreciates 10%, investors would receive a 30% return, or $1,300 per security.

▪	If the underlying commodity appreciates 95%, investors would receive only the maximum payment at maturity of $1,800 per security, or 180% of the stated principal amount.

▪	Par Scenario: If the final commodity price is less than or equal to the initial commodity price but is greater than or equal to the trigger level of 60% of the initial commodity price, investors would receive the stated principal amount.

▪	Downside Scenario: If the final commodity price is less than the trigger level of 60% of the initial commodity price, investors would receive an amount less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the underlying commodity. Under these circumstances, the payment at maturity will be less than $600 per security. There is no minimum payment at maturity on the securities.

▪	If the underlying commodity depreciates 50%, investors would lose 50% of their principal and receive only $500 per security at maturity, or 50% of the stated principal amount.

July 2023	Page 5

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal amount at maturity. If the final commodity price is less than the trigger level (which is 60% of the initial commodity price), the payment at maturity will be an amount in cash that is at least 40% less than the $1,000 stated principal amount of each security and this decrease will be by an amount proportionate to the full decrease in the price of the underlying commodity over the term of the securities, without any buffer. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. See “How the Securities Work” above.

▪	The appreciation potential of the securities is limited by the maximum payment at maturity. The appreciation potential of the securities is limited by the maximum payment at maturity of $1,800 per security, or 180% of the stated principal amount. Although the leverage factor provides 300% exposure to any increase in the final commodity price over the initial commodity price, because the payment at maturity will be limited to 180% of the stated principal amount for the securities, any increase in the final commodity price over the initial commodity price by more than 26.667% of the initial commodity price will not further increase the return on the securities.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the market price of the underlying commodity and futures contracts on the underlying commodity at any time and, in particular, on the valuation date (including whether the price is at or below the trigger level), the volatility (frequency and magnitude of changes in price) of the underlying commodity, the price and volatility of the futures contracts on the underlying commodity, trends of supply and demand for the underlying commodity at any time, as well as the effects of speculation or any government actions that could affect the markets for the underlying commodity, interest and yield rates in the market, the time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying commodity or commodities markets generally and which may affect the final commodity price of the underlying commodity and any actual or anticipated changes in our credit ratings or credit spreads. This can lead to significant adverse changes in the market price of the securities. In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention. The price of the underlying commodity may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “WTI Crude Oil Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you are able to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be

July 2023	Page 6

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the securities is not linked to the price of the underlying commodity at any time other than the valuation date. The final commodity price will be based on the commodity price on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if the price of the underlying commodity appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the underlying commodity prior to such drop. Although the actual price of the underlying commodity on the stated maturity date or at other times during the term of the securities may be higher than the final commodity price, the payment at maturity will be based solely on the commodity price on the valuation date.

▪	Investing in the securities is not equivalent to investing in the underlying commodity or in futures contracts or forward contracts on the underlying commodity. By purchasing the securities, you do not purchase any entitlement to the underlying commodity or futures contracts or forward contracts on the underlying commodity. Further, by purchasing the securities, you are taking credit risk to us and not to any counter-party to futures contracts or forward contracts on the underlying commodity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any

July 2023	Page 7

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, Morgan Stanley Capital Group Inc. (“MSCG”) will determine the initial commodity price, the final commodity price, whether the final commodity price has decreased to below the trigger level and whether a market disruption event has occurred. Additionally, the calculation agent will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MSCG, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the price of the underlying commodity in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date,” “—market disruption event,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Calculation Agent and Calculations” and related definitions in the accompanying prospectus supplement for PLUS. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments related or linked to the underlying commodity), including trading in the underlying commodity or futures contracts or forward contracts on the underlying commodity. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade in financial instruments related to the underlying commodity or the prices of the commodities or contracts that underlie the underlying commodity on a regular basis as part of their general broker-dealer, commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial commodity price and, therefore, could increase the trigger level, which is the price at or above which the underlying commodity must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could potentially affect whether the price of the underlying commodity on the valuation date is at or below the trigger level, and, therefore, whether an investor would receive less than the stated principal amount of the securities at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-

July 2023	Page 8

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Commodity

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The payment at maturity is linked exclusively to the price of futures contracts on West Texas Intermediate light sweet crude oil and not to a diverse basket of commodities or a broad-based commodity index. The price of futures contracts on West Texas Intermediate light sweet crude oil may not correlate to, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of futures contracts on West Texas Intermediate light sweet crude oil may be, and has recently been, highly volatile, and we can give you no assurance that the volatility will lessen. See “WTI Crude Oil Overview” on page 12.

▪	Investments linked to a single commodity are subject to sharp fluctuations in commodity prices, and the price of West Texas Intermediate Light sweet crude oil may change unpredictably and affect the value of the securities in unforeseen ways. Investments, such as the securities, linked to the price of a single commodity, such as West Texas Intermediate light sweet crude oil futures contracts, are subject to significant fluctuations in the price of the commodity over short periods due to a variety of factors. Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity, developments in production technology such as fracking and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents, acts of terrorism or cyberattacks, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. West Texas Intermediate light sweet crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. As a result, the price of West Texas Intermediate light sweet crude oil futures contracts may be more volatile than world crude oil prices generally.

In addition, the prices of West Texas Intermediate light sweet crude oil futures contracts may be near zero, zero or negative, which can occur rapidly and unexpectedly. For example, in April 2020, a collapse of demand for fuel contributed to an oversupply of crude oil that rapidly filled most available oil storage facilities. Storage shortages meant that market participants that had contracted to buy and take delivery of crude oil were at risk of default under the terms of the May 2020 NYMEX West Texas Intermediate light sweet crude oil futures contract. The scarcity of storage resulted in some market participants selling their futures contracts at a negative price (effectively paying another market participant to accept delivery of the crude oil referenced by the relevant contracts). As a result, for the first time in

July 2023	Page 9

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

history, crude oil futures contracts traded below zero. On April 20, 2020, the last trading day before expiration of the May 2020 West Texas Intermediate light sweet crude oil futures contract, prices of that contract fell to negative $37.63. If the underlying commodity reaches a near-zero, zero or negative price, the value of the securities could be adversely affected and, if the final commodity price is near zero, zero or negative, you will lose a significant portion or all of your initial investment in the securities.

Additionally, more recently, prior to and since Russia’s further invasion of Ukraine, the price of oil, including the price of WTI crude oil futures contracts, has been volatile and increased significantly. This conflict has led to disruptions in the supply of oil and caused fluctuations in the price of oil, and changing geopolitical conditions and political events in Europe, the Middle East and elsewhere are likely to cause continued volatility in the price of oil. In addition, on March 8, 2022, the U.S. Government issued an executive order banning the import of Russian oil to the United States. The U.S. Congress has also passed legislation to ban imports of Russian oil. These actions, and similar governmental, regulatory or legislative actions in the United States or in other jurisdictions, including, without limitation, sanctions-related actions by the U.S. or foreign governments, could cause prices of oil futures contracts to become even more volatile and unpredictable. Any of these developments could adversely affect the price of WTI crude oil futures and, therefore, the value of the securities and the payment at maturity, if any.

▪	An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities. The securities have returns based on the change in price of futures contracts on the underlying commodity, not the change in the spot price of the actual physical commodity to which such futures contracts relate. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity. While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact. In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time. Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

▪	Differences between futures prices and the spot price of the underlying commodity may decrease the amount payable at maturity. The initial commodity price and final commodity price that are used to determine the payment at maturity, if any, on the securities are determined by reference to the settlement price of the first nearby month futures contract for the underlying commodity on the pricing date and valuation date, respectively, provided that if such date falls on the last trading day of such futures contract, then the second nearby month futures contract on such date, and will not therefore reflect the spot price of the underlying commodity on such dates. The market for futures contracts on the underlying commodity has experienced periods of backwardation, in which futures prices are lower than the spot price, and periods of contango, in which futures prices are higher than the spot price. If the contract is in contango on the pricing date or in backwardation on the valuation date, the payment at maturity payable, if any, on the maturity date, may be less than if the initial commodity price or the final commodity price, respectively, was determined with reference to the spot price.

▪	Suspensions or disruptions of market trading in WTI crude oil futures contracts may adversely affect the price of the securities. The futures market for WTI crude oil is subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, the contract is listed on the NYMEX. NYMEX has limits on the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. The current maximum daily price fluctuation for futures contracts of WTI crude oil is $6 per barrel for any particular month of delivery. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $6 per barrel in either direction. If another halt is triggered, the market would continue to be expanded by $6 per barrel in either direction after each successive five-minute trading halt. There are no maximum price fluctuation limits during any one trading session. Fluctuation limits will have the effect of

July 2023	Page 10

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

precluding trading in the contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of WTI crude oil futures contracts, and, therefore, the value of the securities.

▪	Legal and regulatory changes could adversely affect the return on and value of the securities. Futures contracts and options on futures contracts, including those related to the underlying commodity, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

July 2023	Page 11

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

WTI Crude Oil Overview

Crude oil is used as a refined product primarily as transport fuel, industrial fuel and in-home heating fuel. The price of WTI crude oil to which the return on the securities is linked is based on the official settlement price per barrel of West Texas Intermediate light sweet crude oil on the NYMEX Division of the first nearby month futures contract, stated in U.S. dollars, as made public by the NYMEX Division on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX Division), then the second nearby month futures contract on such date.

The prices of WTI crude oil futures contracts may be near zero, zero or negative, which can occur rapidly and unexpectedly. In April 2020, crude oil futures contracts traded below zero. See “Risk Factors—Investments linked to a single commodity are subject to sharp fluctuations in commodity prices, and the price of West Texas Intermediate Light sweet crude oil may change unpredictably and affect the value of the securities in unforeseen ways.”

Underlying commodity information as of July 19, 2023
	Bloomberg Ticker Symbol*	Current Price	52 Weeks Ago	52 Week High	52 Week Low
WTI crude oil (in U.S. dollars)	CL1	$75.35	$104.22	$104.22 (on 7/19/2022)	$66.74 (on 3/17/2023)

* The Bloomberg ticker symbol is being provided for reference purposes only. The commodity price on any trading day will be determined based on the price published by the NYMEX Division, and, notwithstanding the Bloomberg ticker symbol provided for reference purposes above, such price may be based on the second nearby month futures contract, as further described under “Commodity price” on page 1.

The following graph sets forth the daily prices of the underlying commodity for the period from January 1, 2018 through July 19, 2023. The related table presents the published high and low daily prices, as well as end-of-quarter prices, for the underlying commodity for each quarter in the same period. The commodity price on July 19, 2023 was $75.35. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The underlying commodity has at times experienced periods of high volatility. The historical performance of the underlying commodity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying commodity on the valuation date. The actual performance of the underlying commodity over the term of the securities and the amount payable at maturity, if any, may bear little relation to the historical prices shown below.

WTI Crude Oil Historical Performance Daily Closing Prices of the First Nearby Month Futures Contract January 1, 2018 to July 19, 2023

*The bold red line in the graph indicates the trigger level of $45.21, which is 60% of the initial commodity price.

July 2023	Page 12

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

WTI Crude Oil (in U.S. dollars per barrel)	High ($)	Low ($)	Period End ($)
2018
First Quarter	66.14	59.19	64.94
Second Quarter	74.15	62.06	74.15
Third Quarter	74.14	65.01	73.25
Fourth Quarter	76.41	42.53	45.41
2019
First Quarter	60.14	46.54	60.14
Second Quarter	66.30	51.14	58.47
Third Quarter	62.90	51.09	54.07
Fourth Quarter	61.72	52.45	61.06
2020
First Quarter	63.27	20.09	20.48
Second Quarter	40.46	-37.63	39.27
Third Quarter	43.39	36.76	40.22
Fourth Quarter	49.10	35.79	48.52
2021
First Quarter	66.09	47.62	59.16
Second Quarter	74.05	58.65	73.47
Third Quarter	75.45	62.32	75.03
Fourth Quarter	84.65	65.57	75.21
2022
First Quarter	123.70	76.08	100.28
Second Quarter	122.11	94.29	105.76
Third Quarter	108.43	76.71	79.49
Fourth Quarter	92.64	71.02	80.26
2023
First Quarter	81.62	66.74	75.67
Second Quarter	83.26	67.12	70.64
Third Quarter (through July 19, 2023)	76.89	69.79	75.35
July 2023	Page 13

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Bull market or bear market PLUS:	Bull market PLUS
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Accelerated return securities:	The accompanying prospectus supplement refers to these accelerated return securities as the “PLUS.”
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley Capital Group Inc. and its successors (“MSCG”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date for determining the final commodity price.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as a holder of the securities, on the maturity date.

July 2023	Page 14

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪    A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying prospectus supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Because the securities reference a commodity that is not treated for U.S. federal income tax purposes as an Underlying Security, payment on the securities to Non-U.S. Holders should not be subject to Section 871(m).

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and

July 2023	Page 15

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying commodity or futures contracts or forward contracts on the underlying commodity or positions in any other available instruments that they may wish to use in connection with such hedging. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Such purchase activity could potentially increase the price of the underlying commodity on the pricing date, and therefore, could increase the trigger level, which is the price at or above which the underlying commodity must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities, including on the valuation date, by purchasing and selling the underlying commodity or futures contracts or forward contracts on the underlying commodity or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of the underlying commodity and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest,

July 2023	Page 16

Morgan Stanley Finance LLC

Accelerated Return Securities due July 24, 2025

Based on the Performance of West Texas Intermediate Light Sweet Crude Oil Futures Contracts

Principal at Risk Securities

you should read the prospectus in that registration statement, the prospectus supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement for PLUS if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement for PLUS dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement for PLUS or in the prospectus.

July 2023	Page 17